CERTIFICATION PURSUANT TO
                      18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
           SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     In connection with the Registration Statement of Zion Development Corporation (the "Company") on Form 10-SB as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Shawn Wright, President/CEO and Treasurer/CFO, of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)  The Report fully complies with the requirements of section
     12(b) or 12(g) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Shawn Wright
-------------------
     Shawn Wright
     Chief Executive Officer
     March 24, 2004